UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022

Rocky Mountain Chocolate Factory, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive
Durango, Colorado 81303
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RMCF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2022, Rocky Mountain Chocolate Factory, Inc. (“the Company”) executed and entered into (i) the First Amendment to its Credit Agreement with Wells Fargo Bank, National Association (“Lender”) (the “First Amendment”), and (ii) the Revolving Line of Credit Note (the “Revolving Note”) in connection with the First Amendment, each dated September 26, 2022. The First Amendment and Revolving Note extends the maturity date of the Company’s $5 million revolving line of credit under the Credit Agreement, dated October 13, 2021 (the “Credit Agreement” and together with the First Amendment and the Revolving Note, the “Line of Credit”) to September 30, 2023. In addition, the First Amendment amends certain financial covenants in the Credit Agreement.

Borrowings under the Line of Credit bear interest at a per annum rate equal to the Daily Simple SOFR (as defined in the Revolving Note) plus 2.73%, which is initially set at 5.33%. The outstanding balance under the Line of Credit may not exceed 50% of the Company’s eligible accounts receivable plus 50% of the Company’s eligible inventories. The Line of Credit is collateralized by substantially all of the Company’s assets with the exception of the Company’s retail store assets. Upon the occurrence of certain events, including the Company’s failure to satisfy its payment obligations under the Revolving Note, failure to adhere to the financial covenants, and the breach of certain of its other covenants under the Credit Agreement, the Lender will have the right, among other remedies, to declare all principal and interest due under the Revolving Note immediately due and payable.

This summary of the material terms of the First Amendment, Revolving Note and Credit Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the First Amendment, Revolving Note and Credit Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Credit Agreement, dated September 26, 2022, by and between Wells Fargo Bank, National Association, and Rocky Mountain Chocolate Factory, Inc.

10.2	Revolving Line of Credit Note, dated September 26, 2022, made by Rocky Mountain Chocolate Factory, Inc.

10.3	Credit Agreement, dated October 13, 2021, by and between Wells Fargo Bank, National Association, and Rocky Mountain Chocolate Factory, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: October 6, 2022	By:	/s/ Allen Arroyo
	Name:	Allen Arroyo
	Title:	Chief Financial Officer